UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report October 16, 2003

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 9. INFORMATION FURNISHED PURSUANT TO SEC REGULATION FD

On October 16, 2003, Office Depot, Inc. issued a press release announcing its financial performance, including earnings for its fiscal third quarter ended September 27, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 16, 2003, Office Depot, Inc. issued a press release announcing its financial performance, including earnings for its fiscal third quarter ended September 27, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

This information is furnished pursuant to Item 12 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. Certain of the information contained in the transcript of the conference call is non-GAAP (generally accepted accounting principles) information within the meaning of SEC Regulation G. This information is provided for a clearer or more complete understanding of comparative information and because management of the Company believes that this information provides investors useful information as to operating results of its various operating business units. Non-GAAP information should not be considered as a substitute for, or superior to, the reporting of results on a GAAP basis, which is provided in the Company’s press release referenced above. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained herein is material investor information that is not otherwise publicly available.

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ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release of Office Depot, Inc. issued on October 16, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 16, 2003	By: /s/ DAVID C. FANNIN

David C. Fannin Executive Vice President and General Counsel

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